EXHIBIT 99.1

S2 Technologies, Inc.
(a development stage enterprise)
Financial Statements (Unaudited)
As of November 30, 2003 and for the
Nine month periods ended November 30, 2003 and 2002 and for the Period from June 13, 2000 (date of inception) to November 30, 2003

S2 Technologies, Inc.
(a development stage enterprise)
Balance Sheets (unaudited)
--------------------------------------------------------------------------------

                                                                 November 30,  February 28,
                                                                    2003          2003
                                                                 -----------   -----------
Assets
Current assets:
  Cash and cash equivalents                                      $   369,000   $   474,000
  Accounts receivable                                                     --   $    48,000
  Prepaid expenses other current assets                               35,000        26,000
                                                                 -----------   -----------
    Total current assets                                             404,000       548,000

Property and equipment, net                                           27,000        45,000
Other assets                                                           5,000         4,000
                                                                 -----------   -----------

    Total assets                                                 $   436,000   $   597,000
                                                                 ===========   ===========

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Shareholders' Deficit

Current liabilities:
  Accounts payable                                               $    21,000   $    22,000
  Accrued liabilities                                                143,000        69,000
  Deferred Revenue                                                   100,000        77,000
                                                                 -----------   -----------
    Total current liabilities                                        264,000       168,000

Commitments (Note 11)

Mandatorily redeemable convertible preferred stock:
    Serie A convertible preferred stock                              694,000       694,000
    Serie B convertible preferred stock                            3,389,000     3,389,000
    Serie B-1 convertible preferred stock                            965,000            --
                                                                 -----------   -----------
                                                                   5,048,000     4,083,000

Shareholders' deficit:
    Common Stock: no par value; 30,000,000 and 10,000,000
    shares authorized; 6,106,250 and 5,872,916 shares issued and
    outstanding                                                      201,000       201,000
Note receivable from shareholder                                     (14,000)      (14,000)
Deferred stock-based compensation                                         --        (1,000)
Deficit accumulated during the development stage                  (5,063,000)   (3,840,000)
                                                                 -----------   -----------
      Total shareholders' deficit                                 (4,876,000)   (3,654,000)
                                                                 -----------   -----------

    Total liabilities, convertible preferred stock
      and shareholders' deficit                                  $   436,000   $   597,000
                                                                 ===========   ===========

              The accompanying notes are an integral part of these
                             financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Statements of Operations (unaudited)
--------------------------------------------------------------------------------


                                                                                       For the
                                                                                     Period from
                                                                                     June 13, 2000
                                                                                      (date of
                                      Nine months             Nine months             inception)
                                         ended                   ended                 through
                                      November 30,            November 30,            November 30,
                                      -----------             -----------             -----------
                                          2003                   2002                    2003
                                      -----------             -----------             -----------
Revenues                              $   118,000             $    19,000             $   149,000
Cost and expenses:
   Cost of revenue                           --                     5,000                   5,000
   Research and development               613,000                 921,000               3,278,000
   Selling and marketing                  352,000                 259,000                 706,000
   General and administrative             379,000                 409,000               1,261,000
                                      -----------             -----------             -----------
       Total costs and expenses         1,344,000               1,594,000               5,250,000
                                      -----------             -----------             -----------
Loss from operations                   (1,226,000)             (1,575,000)             (5,101,000)

Interest income                             3,000                   7,000                  38,000
                                      -----------             -----------             -----------

Net loss                              $(1,223,000)            $(1,568,000)            $(5,063,000)
                                      ===========             ===========             ===========

              The accompanying notes are an integral part of these
                             financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Statements of Cash Flows (unaudited)
--------------------------------------------------------------------------------

                                                                                                 For the
                                                                                               Period from
                                                                                               June 13, 2000
                                                                                                 (date of
                                                             Nine months      Nine months       inception)
                                                                ended            ended            through
                                                             November 30,     November 30,      November 30,
                                                             -----------       -----------      -----------
                                                                 2003             2002             2003
                                                             -----------       -----------      -----------
Cash flows from operating activities:
 Net  loss                                                   $(1,223,000)      $(1,568,000)     $(5,063,000)
 Adjustments to reconcile net loss to net cash
     used in operating activities:
        Depreciation and amortization                             19,000            12,000           56,000
        Stock-based compensation                                   1,000            10,000          186,000
        Changes in assets and liabilities:
          Accounts receivable                                     48,000           (26,000)              --
          Prepaid expenses and other current assets               (9,000)           34,000          (35,000)
          Other assets                                            (1,000)               --           (5,000)
          Accounts payable                                        23,000            37,000           45,000
          Accrued liabilities                                     (1,000)           19,000           68,000
          Deferred revenue                                        74,000           (77,000)         151,000
                                                             -----------       -----------      -----------
            Net cash used in operating activities             (1,069,000)       (1,559,000)      (4,597,000)
                                                             -----------       -----------      -----------
Cash flows from investing activities:
 Capital expenditures                                             (1,000)          (15,000)         (83,000)
                                                             -----------       -----------      -----------
            Net cash used in investing activities                 (1,000)          (15,000)         (83,000)
                                                             -----------       -----------      -----------
Cash flows from financing activities:
 Proceeds from issuance of Series A convertible
      preferred stock, net                                            --                --          694,000
 Proceeds from issuance of Series B convertible
      preferred stock, net                                            --         1,282,000        3,389,000
 Proceeds from issuance of Series B-1 convertible
      preferred stock, net                                       965,000                --          965,000
 Proceeds from issuance of common stock upon
      exercise of warrant and stock options                           --                --            1,000
                                                             -----------       -----------      -----------
            Net cash provided by financing activities            965,000         1,282,000        5,049,000
                                                             -----------       -----------      -----------
Net increase (decrease) in  cash and cash equivalents           (105,000)         (292,000)         369,000

Cash and cash equivalents at beginning of period                 474,000         1,155,000               --
                                                             -----------       -----------      -----------

Cash and cash equivalents at end of period                   $   369,000       $   863,000      $   369,000
                                                             ===========       ===========      ===========


   The accompanying notes are an integral part of these financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------


1.   The Company and Basis of Presentation

     S2 Technologies, Inc. (the "Company") was incorporated in the State of California on June 13, 2000. The Company was formed to design and develop an integrated development tool for embedded systems developers.

     Since its  inception,  the  Company has  devoted  substantially  all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets, initial selling and marketing activities, and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7.

     The Company, to date, has been dependent on external financing to fund operations, has not yet generated cash flows from operations and has a net deficit of $5,063,000. In May and September 2003, the Company received a financing of $875,000 and $125,000, respectively from the sale of Series B-1 convertible preferred stock to existing shareholders. In February 2004, the Company received an additional financing of $3,135,000 from the sale of Series C convertible preferred stock to new and existing shareholders. The Company operates in a highly competitive market characterized by rapidly changing technology. The Company intends to incur significant expenses to develop and promote its products. Failure to generate sufficient revenues, raise additional capital or reduce discretionary expenditures would have a material adverse effect on the Company's ability to continue as a going concern and achieve its intended business objectives.


2.   Summary of Significant Accounting Policies

     Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition

     Software license fee agreements marketed as standalone products, which include maintenance, are generally recognized ratably over the period of the related agreements, which is generally twelve months. In instances where an arrangement to deliver software requires significant modification or customization, license fee arrangements are recognized under the percentage of completion method of contract accounting. Consulting and training revenue is recognized when the related services are performed.

     Cash and cash equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less on the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


     Fair value of financial instruments

     Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate their fair value due to their relative short maturities and based upon comparable market information available at the respective balance sheet dates. The Company does not hold or issue financial instruments for trading purposes.

     Research and development and software development costs Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. No software development costs were capitalized during the nine month periods ended November 30, 2003 and 2002 since costs incurred subsequent to establishment of technological feasibility were not material.

     Property and equipment

     Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to five years. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to income. Maintenance and repair costs are expensed as incurred.

     Risks and uncertainties

     The Company is subject to all of the risks inherent in a company operating in an industry which is relatively new and constantly evolving. These risks include, but are not limited to, market acceptance of the Company's products and services. The Company's operating results may be materially affected by the foregoing factors.

     Income taxes

     Deferred income taxes are provided for temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The benefits from utilization of net operating loss carryforwards will be reflected as part of the income tax provision if and when realizable.

     Long-lived assets

     The Company periodically evaluates the recoverability of its long-lived assets. Factors which could trigger an impairment review include the following: (i) significant negative industry or economic trends, (ii) exiting an activity in conjunction with a restructuring of operations,
     (iii) current, historical or projected losses that demonstrated continuing losses associated with an asset. When the Company determines that there is an indicator that the carrying value of long life assets may not be recoverable, the assessment of possible impairment is based on the Company's ability to recover the carrying value of the asset from the expected future undiscounted pretax cash flows of the related operations. These estimates include assumptions about future conditions such as future revenues, gross margins, operating expenses, within the Company, the fair values of certain assets based on appraisals and industry trends. If these cash flows are less than the carrying value of such assets, an impairment loss is recognized for the difference between estimated fair value and carrying value. The measurement of impairment requires management to estimate future cash flows and the fair value of long-lived assets. The evaluation is performed at the lowest levels for which there are identifiable, independent cash flows.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


     Employee Stock-Based Compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations, and Financial Accounting Standards Board Interpretation ("FIN") No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Awards Plans," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of the Company's common stock and the exercise price. SFAS No. 123 defines a "fair value" based method of accounting for an employee stock option or similar equity investment. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring Goods and Services."

     The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan.

     Had compensation cost for the Company's stock-based employee compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would have been as follows:

                                                                                   Period from
                                                                                  June 13, 2000
                                                                                    (date of
                                                        Nine months               inception) to
                                                      Ended November 30,           November 30,
                                                    2003             2002             2003
                                                -----------       -----------      -----------
Net loss reported                               $(1,223,000)      $(1,568,000)     $(5,063,000)
Add: Amortization of deferred stock-based
  compensation, determined under the
  intrinsic value method, as reported in
  net income                                          1,000            10,000          153,000
Deduct: Total stock-based employee
  compensation expense determined
  under fair value method for all awards             (6,000)          (18,000)        (167,000)
                                                -----------       -----------      -----------

Pro forma net loss                              $(1,228,000)      $(1,576,000)     $(5,077,000)
                                                ===========       ===========      ===========


     Because options vest over several years and additional option grants are expected to be made in future years, the pro forma results are not representative of the pro forma results for future years.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


     Comprehensive income

     SFAS No. 130, "Reporting Comprehensive Income," requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income (loss)." Comprehensive income (loss) is comprised of two components, net income (loss) and other comprehensive income (loss). There were no differences between the net loss as reported and comprehensive loss for the nine months ended November 30, 2003 and 2002, and for the period from June 13, 2000 (date of inception) to November 30, 2003.

     Recent accounting pronouncements

     In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a rollforward of the entity's product warranty liabilities. The Company applied the recognition provisions of FIN 45 prospectively to guarantees issued after February 28, 2003. The disclosure provisions of FIN 45 are currently effective. At November 30, 2003, no guarantees were issued by the Company and no product warranty liability was recorded by the Company. The Company has included additional disclosures in accordance with FIN 45 in Note 10.

     In November 2002, the EITF reached a consensus on Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not expect EITF Issue 00-21 to have a material effect on its results of operations or financial condition.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The Company has included additional disclosures in accordance with SFAS No. 148 in Note 2.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


     In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after December 15, 2004. The Company is currently evaluating the effect that the adoption of FIN 46 will have on its results of operations and financial condition.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classifies a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company believes that the adoption of this standard will have no material impact on its financial statements.

3.   Balance Sheet Details


                                                      November 30,  February 28,
                                                         2003          2003
     Property and equipment, net:
       Computer equipment                              $ 52,000     $ 52,000
       Furniture and fixtures                             7,000        7,000
       Software                                          17,000       16,000
       Other                                              7,000        7,000
                                                       --------     --------
                                                         83,000       82,000
     Less: Accumulated depreciation and amortization    (56,000)     (37,000)
                                                       --------     --------
                                                       $ 27,000     $ 45,000

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


     Depreciation and amortization expense for the nine month periods ended November 30, 2003 and 2002 and for the period from June 13, 2000 (date of inception) to November 30, 2003 was $19,000, $18,000 and $56,000,
     respectively.



                                           November 30,     February 28,
                                              2003              2002
     Accrued liabilities:
       Compensation                         $ 78,000          $     --
       Professional services                  29,000            25,000
       Employee benefits                      33,000            28,000
       Other                                   3,000            16,000
                                            --------          --------
                                            $143,000          $ 69,000
                                            ========          ========

4.   Convertible Preferred Stock

     Convertible preferred stock (no par value) at November 30, 2003 consists of the following:

                                                   Proceeds
                                                    Net of
                               Shares              Issuance    Liquidation
                      Authorized    Outstanding      Costs        Amount

    Series A           2,592,593     2,592,593   $   694,000   $   700,000
    Series B          10,000,000     9,964,286     3,389,000     3,488,000
    Series B-1         2,900,000     2,857,139       965,000     1,000,000
                      ----------    ----------   -----------   -----------
                      15,492,593    15,414,018   $ 5,048,000   $ 5,188,000
                      ==========    ==========   ===========   ===========


     The holders of Series A convertible preferred stock ("Series A preferred"), Series B convertible preferred stock ("Series B preferred") and Series B-1 convertible preferred stock ("Series B-1 preferred") have various rights and preferences as follows:

     Voting

     The holders of the preferred stock are entitled to the number of votes equal to the number of shares of common stock into which each share of such preferred stock could be converted on the record date for the vote or written consent of shareholders. The shares of preferred stock shall be voted equally with the shares of common stock as one class.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


     In addition to any other class vote that may be required by law, the Company shall obtain the approval of at least a majority of the outstanding Series A preferred and/or at least 662/3% of the outstanding Series B preferred and Series B-1 preferred, in the aggregate, for validating (a) any amendment of the Articles of Incorporation, (b) any adverse change to the powers, rights, preferences, privileges or restrictions of the Series A preferred and Series B preferred, (c) any increase in the authorized number of shares of preferred stock, (d) any authorization of any new class or series of stock, (e) any repurchase or redemption of preferred stock, (f) any repurchase, redemption, payment of dividends with respect to common stock other than shares subject to the right of repurchase by the Company,
     (g) any action that results in the payment or declaration of a dividend on any shares of common stock or preferred stock, (h) any voluntary dissolution or liquidation of the Company or (i) any change in the authorized number of members of the Company's Board of Directors.

     Dividends

     The holders of Series A preferred, Series B preferred and Series B-1 preferred are entitled to receive, when and if declared by the Board of Directors and out of funds legally available, noncumulative dividends at the per annum rate of $0.022, $0.028 and $0.028 per share, respectively. The holders of Series A preferred, Series B preferred and Series B-1 preferred will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if converted basis. No dividends on preferred stock or common stock have been declared by the Board from inception through November 30, 2003.

     Liquidation

     In the event of any liquidation, dissolution or winding up of the affairs of the Company, including (a) a reorganization, merger or consolidation of the Company with or into any other entity or (b) a sale of all or substantially all of its assets which will result in the transfer of 50% or more of the outstanding voting power of the Company, the holders of the outstanding Series A preferred, Series B preferred and Series B-1 preferred shall receive for each share an amount equal to the sum of $0.27, $0.35 and $0.35 per share, respectively, plus all declared but unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding common stock.

     If the entire assets and funds of the Company legally available for distribution are insufficient to permit the payment to such holders of Series A preferred, Series B preferred and Series B-1 preferred their full preferential amount, then such assets and funds shall be distributed among the holders of Series A preferred, Series B preferred and Series B-1 preferred ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

     After payment to the holders of the Series A preferred, Series B preferred and Series B-1 preferred, the remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock and the preferred stock on an as-if-converted basis.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------


     Conversion

     Each share of preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by multiplying the then in effect Series A preferred, Series B preferred and Series B-1 preferred conversion rates by the number of shares of Series A preferred, Series B preferred and Series B-1 preferred being converted, respectively. The conversion rates in effect at any time for conversion of the Series A preferred, the Series B preferred and the Series B-1 preferred shall be the quotient obtained by dividing the original issue price of the Series A preferred, the Series B preferred and the Series B-1 preferred by the Series A preferred conversion price, the Series B preferred conversion price and the Series B-1 preferred conversion price, respectively. The initial conversion price of Series A preferred, Series B preferred and Series B-1 preferred is $0.27, $0.35 and $0.35, respectively, and is subject to adjustment in accordance with antidilution provisions contained in the Company's Articles of Incorporation and for Series B-1 preferred subject to adjustment for milestone completion included in the Company's Restated Articles of Incorporation. Conversion is automatic (a) immediately upon the closing of a firm commitment underwritten public offering in which the public offering price equals or exceeds $5.00 per share with cash proceeds of at least $20,000,000, (b) upon the consent of at least a majority of the outstanding shares of Series A preferred (for Series A preferred) or at least a majority of the outstanding shares of Series B preferred (for Series B preferred) and Series B-1 preferred (for Series B-1 preferred) voting together as a single class.

     At November 30, 2003, 15,492,593 shares of common stock have been reserved for conversion.

     Subsequent to November 30, 2003, the Company adjusted the Series B-1 preferred conversion price to fifty percent (50%) of the Series B-1 original issue price, or $0.175.

     Redemption

     The holders of at least two-thirds of the outstanding Series B preferred and Series B-1 preferred voting together as a single class may require the Company to redeem the Series B preferred and Series B-1 preferred by paying in cash $0.35 per share plus any accrued but unpaid dividends. Redemption would occur in three equal annual installments, beginning on the fifth anniversary of the original issue date.

5.   Warrants for Convertible Preferred Stock

     In June 2001, the Company entered into two convertible promissory notes for $300,000. The notes were converted into Series B preferred stock in October 2001. In conjunction with the issuance of the notes, the Company issued warrants to purchase 35,714 shares of Series B preferred stock at an exercise price of $0.35 per share. Such warrants are outstanding at November 30, 2003 and expire in October 2006. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was not material.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


6.   Common Stock

     The Company's Articles of Incorporation, as amended, authorize the Company to issue 30,000,000 shares of no par value common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four year period from the earlier of issue date or employee hire date, as applicable, until vesting is complete. At November 30, 2003, there were 75,000 shares subject to repurchase.

7.   Full Recourse Note

     In December 2000, the Company accepted full recourse note from an employee totaling $14,000 to finance the purchase of 300,000 shares of common stock. Interest on the note is computed at an annual rate of 10%. Principal and accrued interest are due in December 2010. The note is included in shareholders' deficit.

8.   Warrants for Common Stock

     In July 2000 in connection with a consulting agreement, the Company issued warrants vesting over three years to purchase 700,000 shares of common stock for $0.001 per share for consulting services to be performed over three years. In March 2002 and August 2003, 466,666 and 233,334 warrants, respectively were exercised for common stock. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was $29,000 at the date of grant and is amortized over three years. At each reporting date, the Company remeasures the unamortized portion of such warrant using the Black-Scholes pricing model. For the nine months ended November 30, 2003 and 2002 and for the period from June 13, 2000 (date of inception) to November 30, 2003, the Company recorded $0, $3,000 and $29,000 of expense associated with these warrants, respectively.

9.   Stock-Based Compensation

     In July 2000, the Company sold 5,100,000 shares of common stock to the founders of the Company for assignment of intellectual property. In conjunction with this transaction, the Company recorded $153,000 of deferred stock-based compensation representing the excess of the deemed fair value of the common stock over the deemed fair value of the intellectual property at the date of purchase. The compensation expense is being amortized over the vesting period of three years from the date of purchase. The Company recognized $1,000, $10,000 and $153,000 for the amortization of compensation expense during the nine months ended November 30, 2003 and 2002 and for the period from June 10, 2000 (date of inception) to November 30, 2003, respectively.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


     During the nine months ended November 30, 2003 and 2002 and for the period from June 13, 2000 (date of inception) to November 30, 2003, the Company granted options to acquire 0, 15,000 and 120,000 shares of common stock, respectively, at an exercise price of $0.060 in the nine months ended November 30, 2002 and $0.045 in fiscal 2002 and 2001 to non-employees in exchange for services. The fair value of the common stock options was determined to be $0, $0 and $4,000, respectively, using the Black-Scholes pricing model. Stock-based compensation related to stock options granted to non-employees is recognized as the service is provided. The Company recorded a stock compensation expense of $0, $0,000 and $4,000, respectively. At each reporting date, the Company remeasures the unvested portion of such option grants using the Black-Scholes pricing model. As a result, the stock based compensation expense fluctuates as the fair value of the common stock fluctuates.

10.  Commitments

     The Company leases its facilities under an operating lease agreement, which expires in March 2004. Future minimum lease obligations of $14,000 and $51,000 are payable in the ending February 28, 2004 and February 29, 2005, respectively.

     Rental expense for the nine months ended November 30, 2003 and 2002 and for the period from June 13, 2000 (date of inception) to November 30, 2003 was $57,000, $48,000 and $173,000, respectively.

     The Company enters into agreements with customers in the normal course of business that contain various guarantees such as indemnification of its or a third party's intellectual property. At November 30, 2003, the Company had not recorded any liability associated with these guarantees.

11.  Related Party Transactions and Subsequent Event

     Through Oryx Ventures, LLC, Oryx Technology Corporation has invested a total of $2,868,000 in preferred stock of the Company from July 2000 through November 2003. In addition, Messrs. Micciche and Underseth (through November 2002) of Oryx Technology Corporation provide certain management services to the Company in exchange for cash and warrants to purchase common stock in the Company. The Company issued warrants to purchase 700,000 shares of common stock for $0.001 per share, of which 466,666 were exercised in March 2002 and 233,334 were exercised in August 2003. Mark Underseth, Chief Executive Officer of the Company is the brother of Mitchel Underseth who was Chief Financial Officer of Oryx Technology Corporation until November 2002, when he became Chief Financial Officer of the Company.

     The following table summarizes Oryx Technology Corporation's ownership as of November 30, 2003:

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


                                                        Oryx Technology
                                  Company's        Corporation's Ownership
                                   Shares         -------------------------
                                 Outstanding        Shares           %

     Series A preferred           2,592,593       1,851,853              71%
     Series B preferred           9,964,286       5,835,715              58%
     Series B-1 Preferred         2,857,139         928,570              32%
     Common stock                 6,106,250         700,000              11%
                                 ----------       ---------       ---------
     Total                       21,520,268       9,316,138            43.2%
                                 ==========       =========       =========

     The following table summarizes the outstanding warrants and stock options as of November 30, 2003:

                                                 Oryx Technology Corporation
                                     Company's            Ownership
                                      Shares     -------------------------
                                    Outstanding        Shares        %

     Warrants for Series B             35,714             --            0%
     Stock options                  1,843,500             --            0%


     In February 2004, the Company issued 4,478,479 shares of Series C Preferred Stock resulting in cash proceeds of approximately $3,135,000.